                                                                   EXHIBIT 10(e)

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made effective as of February 27, 1995, by and between Pegasus Tax and Financial Planning Services, Inc., a Nevada corporation ("Pegasus"), Randy Haag ("Haag") and Russell Armstrong ("Armstrong") (and collectively, the "Pegasus Parties") on the one hand and Clinicor, Inc., a Texas corporation ("Clinicor") and Thomas P. O'Donnell ("O'Donnell") and Robert S. Sammis ("Sammis") (and collectively, the "Clinicor Parties") on the other.

                                    RECITALS


     WHEREAS, the Board of Directors of Pegasus (the "Pegasus Board") and the Board of Directors of Clinicor (the "Clinicor Board"), respectively, believe it is in the long-term strategic interests of Pegasus and its shareholders and of Clinicor and its shareholders that Pegasus and Clinicor effect the transactions contemplated hereby; and

     WHEREAS, Pegasus and Clinicor desire to adopt a plan of reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), providing for the merger of Clinicor with and into Pegasus (the "Merger") pursuant to which all of the issued and outstanding shares of Common Stock, without par value, of Clinicor ("Clinicor Common Stock") will be converted into and exchanged for shares of Common Stock, $0.001 par value, of Pegasus ("Pegasus Common Stock"), all pursuant to the plan of reorganization set forth herein; and

     WHEREAS, the Pegasus Board and all of the Pegasus Shareholders and the Clinicor Board and all of the Clinicor Shareholders have each approved this Agreement, the Merger and the other transactions contemplated hereby; and

     WHEREAS, Pegasus and Clinicor desire to effect the Merger and the other transactions contemplated hereby; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties, covenants and agreements made by each to the other as an inducement to the consummation of the Merger and the other transactions contemplated hereby:

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreement contained herein, the parties hereto hereby agree as follows:

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

I.   CONTEMPLATED BUSINESS COMBINATION

     In accordance with the terms and subject to the conditions of this Agreement, Pegasus and Clinicor shall effect the Merger as follows:

     1.1  THE MERGER.  At the Effective Time (as defined in Section 1.3), in
          ----------
accordance with this Agreement, the General Corporation Law of the State of Nevada (the "Nevada Law") and the General Corporation Law of the State of Texas (the "Texas Law"), Clinicor shall be merged with and into Pegasus, the separate existence of Clinicor shall cease, Pegasus shall continue as the surviving corporation and shall be governed by the laws of the State of Nevada, and Pegasus shall change its corporate name to "Clinicor, Inc.". Pegasus is herein sometimes referred to as the "Surviving Corporation".

     1.2  EFFECT OF THE MERGER.  At the Effective Time:
          --------------------

          (A) The title to all real estate and other property owned by each of Pegasus and Clinicor (collectively, the "Constituent Corporations") is vested in the Surviving Corporation without reversion or impairment;

          (B) The Surviving Corporation has all of the liabilities of each of the Constituent Corporations;

          (C) A proceeding pending against any of the Constituent Corporations may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for Clinicor;

          (D) Article I of the articles of incorporation of the Surviving Corporation is amended to the extent provided in the Articles of Merger; and

          (E) The shares of each of the Constituent Corporations that are to be converted into shares, obligations or other securities of the Surviving Corporation are converted, and the former holders of the shares are entitled only to the rights provided in the Articles of Merger to be filed as provided in Section 1.3 hereof or to their rights under Sections 78.471 to 78.502 of the Nevada Law;

all in accordance with Section 78.459 of the Nevada Law and Section 5.01 of the Texas Law.

     1.3  CONSUMMATION OF THE MERGER.  As soon as is practicable on the Closing
          --------------------------
Date (as defined in Section 1.4) after all conditions to the consummation of the Merger set forth herein have been satisfied or duly waived, the parties hereto shall cause the Merger to be consummated by filing (a) with the Secretary of State of the State of Nevada, Articles of Merger in such form as is required by, and executed, acknowledged and certified in accordance with, the relevant provisions of the Nevada

Law, and (b) with the Secretary of State of Texas, Articles of Merger in such form as is required by, and executed, acknowledged and certified in accordance with, the relevant provisions of the Texas Law (the later of the time of such filings or the effective time of the Articles of Merger issued by the Nevada Secretary of State pursuant to Section 5.04 of the Texas Law is herein referred to as the "Effective Time").

     1.4  CLOSING.  The closing of the Merger (the "Closing") shall take place
          -------
(a) at the offices of Pezzola & Reinke, 1999 Harrison Street, Suite 1300, Oakland, California 94612, at 10:00 a.m., San Francisco time, on the business day following (i) the date of the last to occur of compliance with the conditions to the Closing set forth in this Agreement or (b) at such other time and place or on such other date as Pegasus and Clinicor shall mutually agree (the "Closing Date").

     1.5  CERTIFICATE OF INCORPORATION AND BY-LAWS.  The Articles of
          ----------------------------------------
Incorporation of Pegasus (the "Articles") and the By-Laws of Pegasus (the "By-Laws"), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation and thereafter shall continue to be its Articles of Incorporation and By-Laws until amended as provided therein and in accordance with the Nevada Law.

     1.6  CONVERSION OF SECURITIES.  In accordance with the terms and subject to
          ------------------------
the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Pegasus, Clinicor or the holder of any of the following securities:

          (A) Each share of Pegasus Common Stock outstanding immediately prior to the Effective Time shall remain outstanding as a share of Pegasus Common Stock (the "Common Stock of the Surviving Corporation"), and shall not be converted into any other securities or cash pursuant to the Merger.

          (B) Each share of Clinicor Common Stock outstanding immediately prior to the Effective Time shall be automatically converted into one hundred sixty-six point four (166.4) fully paid and nonassessable shares of Common Stock of the Surviving Corporation (the "Exchange Ratio").

     The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Pegasus Common Stock or Clinicor Common Stock), exchange of shares, reclassification, reorganization, recapitalization or other similar change with respect to the Pegasus Common Stock or the Clinicor Common Stock occurring after the date hereof and prior to the Effective Time. After the Effective Time, each record holder of a certificate or certificates that immediately prior thereto represented outstanding shares of Clinicor Common Stock shall be entitled, upon surrender thereof to the Surviving Corporation or the exchange or transfer agent (the "Exchange Agent") for the Common Stock of the Surviving Corporation, promptly to receive in exchange therefor a certificate or certificates representing the number of whole shares of Common Stock of the Surviving Corporation into which such shares of Clinicor Common Stock shall have been converted pursuant to this Section 1.6, in such denominations and registered in such names as such holder may request, and, in addition, each such holder who would otherwise be entitled to a fraction of a share of Common Stock of the Surviving Corporation shall be entitled, upon such surrender of a certificate or certificates to the Surviving Corporation or the Exchange Agent, promptly to be paid cash in accordance with Section 1.6(e). Until so surrendered, each certificate that immediately prior to the Effective Time represented outstanding shares of Clinicor Common Stock shall be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of Common Stock of the Surviving Corporation into which such shares of Clinicor Common Stock shall have been so converted and the right to be paid in cash, without interest thereon, in lieu of the issuance of any factional share of Common Stock of the Surviving Corporation in accordance with
     Section 1.6(e). Unless and until any such certificate that immediately prior to the Effective Time represented outstanding shares of Clinicor Common Stock shall be so surrendered, no dividends or other distributions payable to the holders of Common Stock of the Surviving Corporation, as of the Effective Time or any time thereafter, shall be paid to the holder of such certificate; provided however, that, upon surrender of such certificate that immediately prior to the Effective Time represented outstanding shares of Clinicor Common Stock, there will be promptly paid to the record holder of the certificate or certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore became payable with respect to the number of whole shares of Common Stock of the Surviving Corporation issued to such holder.

          (C) All shares of Common Stock of the Surviving Corporation (and, in certain circumstances, the right to be paid cash in certain amounts) into which shares of Clinicor Common Stock shall have been converted pursuant to this Section 1.6 shall be issued (and cash paid) in full satisfaction of all rights pertaining to such converted shares.

          (D) If any certificate for shares of Common Stock of the Surviving Corporation is to be issued in a name other than that of the record holder of the certificate surrendered in exchange therefor, it will be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such issuance shall have paid to the Surviving Corporation or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Common Stock of the Surviving Corporation in any name other than that of the record holder of the certificate surrendered, or established to the satisfaction of the Surviving Corporation or any agent designated by it that such tax has been paid or is not payable.

          (E) No fraction of a share of Common Stock of the Surviving Corporation shall be issued, but in lieu thereof each record holder of shares of Clinicor Common Stock who would otherwise be entitled to a fraction of a share of Common Stock of the Surviving Corporation shall be entitled, upon surrender to the Surviving Corporation or the Exchange Agent of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Clinicor Common Stock, promptly to be paid in cash an amount equal to the value of such fraction of a share based upon the Exchange Ratio in effect at the Effective Time. For purposes of this Merger, such value shall be deemed to be $1.00 per share. No interest shall be paid on any such amount.

          (F) All shares of Clinicor Common Stock held by a record holder shall be aggregated for the purposes of computations of the number of shares of Common Stock of the Surviving Corporation issuable and cash to be paid in lieu of fractional shares hereunder.

     1.7  LETTERS OF TRANSMITTAL.  Promptly after the Effective Time, the
          ----------------------
Surviving Corporation shall, or shall cause the Exchange Agent to, mail, to each record holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Clinicor Common Stock a letter of transmittal and reasonable instructions for such holder's use in effecting the surrender of such certificate or certificates in exchange for a certificate or certificates representing shares of Common Stock of the Surviving Corporation.

     1.8  LOST, STOLEN OR DESTROYED CERTIFICATE.  In the event that any
          -------------------------------------
certificate evidencing shares of Clinicor Common Stock shall be alleged to have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such alleged lost, stolen or destroyed certificate, upon the making of an affidavit of such allegation by the record holder thereof, a certificate for such shares of Common Stock of the Surviving Corporation and such record holder shall be entitled to any cash payments required pursuant to Section 1.6; provided however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require such holder of such alleged lost, stolen or destroyed certificate to deliver a bond in such sum as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation and/or the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

     1.9  FURTHER ACTION.  Each of Pegasus and Clinicor shall take all such
          --------------
reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Constituent Corporations, the directors and officers of each of the Constituent Corporations are fully authorized and empowered in the name and on behalf of their respective corporation or otherwise to take, and shall take, all such further action.

     1.10 CERTAIN AGREEMENTS.  The Surviving Corporation, from and after the
          ------------------
Effective Time, agrees that it may be served with process in the State of Texas in any proceeding for the enforcement of any obligation of Clinicor.

II.  REPRESENTATIONS AND WARRANTIES

     2.1  REPRESENTATIONS AND WARRANTIES OF PEGASUS.  Except as set forth on
          -----------------------------------------
Schedule II attached hereto and incorporated herein by reference, the Pegasus Parties, jointly and severally, hereby each represent and warrant to Clinicor that:

          (A)  ORGANIZATION AND COMPLIANCE WITH LAW.  Pegasus is a corporation
               ------------------------------------
     duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and corporate authority and all requisite governmental and other authorizations to own, lease and operate its assets and properties and to carry on its business as now being conducted, except such governmental and other authorizations (if any) where the failure to have such authorizations does not and would not, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Pegasus. Pegasus is duly qualified as a foreign corporation to do business and is in good standing in the State of Texas. Except as disclosed in Schedule II, Pegasus possesses all permits, licenses, authorizations, certificates, franchises, orders, consents or other indicia of authority required by any governmental, administrative or regulatory authority or agency and is in compliance with all applicable laws, judgments, orders, decrees, rules and regulations. Pegasus has heretofore delivered to Clinicor true and complete copies of the Articles of Incorporation and the By-Laws of Pegasus as in existence on the date hereof.

          (B)  CAPITALIZATION.
               --------------

               (I) The authorized capital stock of Pegasus consists of 75,000,000 shares of Pegasus Common Stock, $0.001 par value per share. Immediately prior to the Effective Time, there are issued and outstanding 1,421,000 shares of Pegasus Common Stock, all of which are validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Immediately prior to the Effective Time, there are also reserved for issuance 2,000,000 shares of Pegasus Common Stock issuable under Pegasus' 1995 Employee and Consultant Stock Option Plan (the "Option Plan"). All outstanding shares of Pegasus capital stock are validly issued, fully paid and nonassessable, and no holder thereof is entitled to any preemptive rights. All shares of Common Stock of the Surviving Corporation issued in accordance with this Agreement, when issued, will be validly issued, fully paid and nonassessable, and, except as provided in Section 6.1(i), will not have any preemptive rights. Pegasus is not a party to, nor is Pegasus aware of, any voting agreement, voting trust or similar agreement, arrangement or understanding relating to any class of capital stock of, or any agreement, arrangement or understanding providing for registration rights with respect to any class of capital stock or other securities of, Pegasus.

               (II) Other than as disclosed or as contemplated by this Agreement, the Pegasus Option Plan, and any shares of capital stock of Pegasus issued pursuant to any of the foregoing, there are not now, and at the Effective Time there will not be, any (A) outstanding shares of capital stock or other equity securities of Pegasus, or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Pegasus, or contracts, agreements, arrangements or understandings to which Pegasus is a party, or by which it is or may be bound, to issue additional shares of any class of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any additional shares of any class of capital stock of Pegasus.

          (C)  AUTHORIZATION AND VALIDITY OF AGREEMENTS.  Pegasus has all
               ----------------------------------------
     requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery by Pegasus of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Pegasus and is the valid and binding obligation of Pegasus, enforceable against Pegasus in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

          (D)  NO NOTICES OR APPROVALS REQUIRED AND NO CONFLICTS.  None of the
               -------------------------------------------------
     execution and delivery of this Agreement by Pegasus, the performance by Pegasus of its obligations hereunder or the consummation by Pegasus of the transactions contemplated hereby will:

               (I) conflict with the Articles of Incorporation or the By-Laws of Pegasus;

               (II) assuming satisfaction of the requirements set forth in Clause (iii) (A) and (B) below, violate any provision of law applicable to Pegasus;

               (III) require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to Pegasus except for (A) requirements of Federal and state securities laws, and (B) the filing of this Agreement or Articles of Merger in accordance with the Nevada Law and the filing of Articles of Merger and the issuance of a Certificate of Merger in accordance with the Texas Law; or

               (IV) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any assets, properties or business of Pegasus under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, order, judgment or decree to which Pegasus is a party or by which Pegasus or any of the assets or properties thereof is bound or encumbered.

          (E)  PEGASUS AGREEMENTS AND FINANCIAL STATEMENTS.
               -------------------------------------------

               (I) All material contacts, agreements, arrangements and understanding of Pegasus have been disclosed in Schedule II except for those contracts, agreements, arrangements and understandings that have already been fully performed and as to which there are not contingent liabilities on the part of Pegasus.

               (II) Pegasus has delivered to Clinicor copies of its audited financial statements (balance sheet and income statement) at February 28, 1994 (the "Pegasus Financial Statements"). The Pegasus Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods indicated, except that such statements may not contain all footnotes required by generally accepted accounting principals. The Pegasus Financial Statements accurately set out and describe the financial position and operating results of Pegasus as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments.

               (III) Except as set forth in Schedule II, to the best knowledge of all Pegasus Parties, Pegasus does not have any debt, liability or obligation of any nature, whether accrued, absolute or contingent, and whether due or to become due, that is not reflected or reserved against in the Pegasus Financial Statements.

          (F)  CONDUCT OF BUSINESS IN THE ORDINARY COURSE AND ABSENCE OF CERTAIN
               -----------------------------------------------------------------
     CHANGES AND EVENTS.
     ------------------

               (I) Since February 28, 1994, Pegasus has taken no action of the type referred to in Section 4.1 and there has not been any material adverse change in the financial condition, results of operations or business of Pegasus and there has not been any condition, event or development that is reasonably expected by Pegasus to result in a material adverse change in the financial condition, results of operations or business of Pegasus and that would be required to be disclosed in the Pegasus Financial Statements or the notes thereto under generally accepted accounting principles. Pegasus is not a party to any collective bargaining agreements and believes that its relations with its employees are generally satisfactory. Since February 28, 1994, no significant labor dispute with any employees of Pegasus or union organizing effort has existed or, to the knowledge of Pegasus, is imminent or threatened.

               (II) Pegasus is not in violation of its Articles of Incorporation or Bylaws or in default in the performance of, and no event has occurred that, with no notice or lapse of time or both, would constitute a default in the performance of, any note, bond, indenture, mortgage, deed of trust, leases, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, order, judgment or decree to which Pegasus is a party or by which Pegasus or any of the assets or properties thereof is bound or encumbered.

          (G)  CERTAIN FEES.  Neither Pegasus or any of its directors, officers,
               ------------
     employees, agents or representatives, on behalf of Pegasus or its board of directors, or any committee thereof, has employed any financial advisor, actuary, broker or finder or incurred any liability for any financial advisory, actuarial, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

          (H)  LITIGATION.  There are no claims, actions, suits, investigations
               ----------
     or proceedings pending or, to the knowledge of Pegasus, threatened against or affecting Pegasus or any of its assets or properties, at law or in equity, before or by any Federal, state, municipal or other governmental agency or authority, foreign or domestic, or before any arbitration board or panel, wherever located.

          (I)  EMPLOYEE BENEFIT PLANS.  There are no "employee pension plans",
               ----------------------
     as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Pegasus for the benefit of its employees.

          (J)  TAXES.
               -----

               (I) All returns and reports, including without limitation information and withholding returns and reports (collectively, "Tax Returns") of or relating to any foreign, Federal, state, local or other income, premium, property, sales, excise and other taxes of any nature whatsoever, including any interest, penalties and additions to tax in respect thereof ("Tax" or "Taxes") heretofore required to be filed by Pegasus have been duly filed on a timely basis. To the best knowledge of all Pegasus Parties, all such Tax Returns were complete and accurate in all material respects. To the best knowledge of all Pegasus Parties, Pegasus has paid or has made adequate provision for the payment of all Taxes.

               (II) As of the date of this Agreement there are no audits or administrative proceedings, court proceedings or claims pending against

          Pegasus with respect to any Taxes, no assessment, deficiency or adjustment has been asserted or, to the knowledge of Pegasus, proposed with respect to any Tax Return of or with respect to Pegasus and there are no liens for Taxes upon the assets or properties of Pegasus except liens for Taxes not yet delinquent.

               (III) There are not in force any waivers or agreements, arrangements or understandings by or with respect to Pegasus or for an extension of time for the assessment or payment of any Taxes. Pegasus has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes that would have a continuing material adverse effect after the Closing Date. Pegasus is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Pegasus and to the best knowledge of Pegasus the IRS has not proposed any such adjustment or change in accounting method.

               (IV) Pegasus has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

               (K) BOOKS AND RECORDS.  The financial records and books of
                   -----------------
     account of Pegasus are complete and correct, and have been maintained in accordance with good business practices and are fairly reflected in the Financial Statements. Copies of the minute books of Pegasus as delivered to counsel for Clinicor contain all minutes and other records of the board of directors (including committees of the board) and shareholders of Pegasus, are accurate records of all meetings and corporate action of the shareholders, the board of directors and all directors' committees of Pegasus since its formation, and correctly reflect all issuances of stock of any kind by Pegasus. The stock records of Pegasus accurately reflect all transfers of record ownership of said stock from the date of organization of Pegasus until the date hereof.

          (L)  DISCLOSURE.  Neither this Agreement, nor any of the schedules,
               ----------
     attachments, exhibits, written statements, documents, certificates or other materials prepared or supplied by Pegasus with respect to the transactions contemplated hereby contain any untrue statements of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading. The Pegasus Parties, jointly and severally, represent and warrant that to their knowledge there is no fact which Pegasus has not disclosed to the Clinicor Parties, in writing, which involves a claim or loss in excess of $5,000, individually, or in the aggregate, or which could reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of Pegasus.

          (M)  DISSENTING SHAREHOLDER RIGHTS.  No holders of outstanding shares
               -----------------------------
     of Pegasus Common Stock shall be, or have the right to become, entitled to dissenting shareholder/appraisal rights pursuant to Nevada Law arising out of or in connection with this Merger.

     2.2  REPRESENTATIONS AND WARRANTIES OF CLINICOR.   Except as set forth on
          ------------------------------------------
Schedule II attached hereto and incorporated herein by reference, the Clinicor Parties, jointly and severally, each hereby represent and warrant to Pegasus that:

          (A)  ORGANIZATION AND COMPLIANCE WITH LAW.  Clinicor is a corporation
               ------------------------------------
     duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and corporate authority and all requisite governmental and other authorizations to own, lease and operate its assets and properties and to carry on its business as now being conducted, except such governmental and other authorizations (if any) where the failure to have such authorizations does not and would not, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of Clinicor. Clinicor is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Clinicor possesses all permits, license, authorizations, certificates, franchises, orders, consents or other indicia of authority required by any governmental, administrative or regulatory authority or agency and is in compliance with all applicable laws, judgments, orders, decrees, rules and regulations. Clinicor has heretofore delivered to Pegasus true and complete copies of its Articles of Incorporation and Bylaws as in existence on the date hereof.

          (B)  CAPITALIZATION.

               (I) The authorized capital stock of Clinicor consists of 1,000,000 shares of Clinicor Common Stock with no par value. Immediately prior to the Effective Time, there are issued and outstanding 12,500 shares of Clinicor Common Stock. Immediately prior to the Effective Time, Clinicor had six (6) record shareholders. All outstanding shares of Clinicor Common Stock are validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws, and no holder thereof is entitled to any preemptive rights. Clinicor is not a party to, nor is Clinicor aware of, any voting agreement, voting trust or similar agreement, arrangement or understanding relating to any class of capital stock of, or any agreement, arrangement or understanding providing for registration rights with respect to any class of capital stock or other securities of, Clinicor.

               (II) There are not now, and at the Effective Time there will not be, any (A) outstanding shares of capital stock or other equity securities of Clinicor, or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of, any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Clinicor, or contracts, agreements, arrangements or understandings to which Clinicor is a party, or by which it is or may be bound, to issue additional shares of any class of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitments of any character whatsoever relating, or securities or rights convertible into or exchangeable for, any additional shares of any class of capital stock of Clinicor.

          (C)  AUTHORIZATION AND VALIDITY OF AGREEMENTS.  Clinicor has all
               ----------------------------------------
     requisite corporate power and corporate authority to enter into this Agreement and to perform its obligations hereunder, and the execution and delivery by Clinicor of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Clinicor and is the valid and binding obligation of Clinicor, enforceable against Clinicor in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

          (D)  NO NOTICES OR APPROVALS REQUIRED AND NO CONFLICTS.  None of the
               -------------------------------------------------
     execution and delivery of this Agreement by Clinicor, the performance by Clinicor of its obligations hereunder or the consummation by Clinicor of the transactions contemplated hereby will:

               (I) conflict with the Articles of Incorporation or Bylaws of Clinicor;

               (II) assuming satisfaction of the requirements set forth in Clause (iii) (A) and (B) below, violate any provision of law applicable to Clinicor;

               (III) require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to Clinicor, except for (A) requirements of Federal and state securities laws, (B) the filing of Articles of Merger and the issuance of a Certificate of Merger in accordance with the Nevada Law; or

               (IV) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of, or result in the creation or imposition of any lien upon any assets, properties or business of Clinicor under any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, order, judgment or decree to which Clinicor is a party or by which Clinicor or any of the assets or properties thereof is bound or encumbered, except those disclosed in
          Schedule II.

          (E)  CLINICOR AGREEMENTS AND FINANCIAL STATEMENTS.
               --------------------------------------------

               (I) All material contracts, agreements, arrangements and understandings of Clinicor have been disclosed in Schedule II except for those contracts, agreements, arrangements and understandings that have already been fully performed and as to which there are no contingent liabilities on the part of Clinicor.

               (II) Clinicor has delivered to Clinicor copies of its unaudited financial statements (balance sheet and income statement) at December 31, 1993 and unaudited financial statements for the year ended December 31, 1994 (collectively, the "Clinicor Financial Statements"). The Clinicor Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods indicated, except that such statements may not contain all footnotes required by generally accepted accounting principals. The Clinicor Financial Statements accurately set out and describe the financial position and operating results of Clinicor as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments.

               (III) Schedule II sets forth the outstanding balance and amortization rate of all debt and amount and aging of all trade payables which are individually in excess of $5,000 of Clinicor as of December 31, 1994. Except as set forth in Schedule II, Clinicor does not have any debt, liability or obligation of any nature, whether accrued, absolute or contingent, and whether due or to become due, that is not reflected or reserved against in the Clinicor Financial Statements, except for those that (a) may have been incurred after the date of the Clinicor Financial Statements or (b) are not required by generally accepted accounting principles to be included in the Clinicor Financial Statements, all of which debts, liabilities and obligations to the best knowledge of all Clinicor Parties are not in the aggregate in excess of $25,000 and were incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate. For purposes of this subsection
          (e)(iii), all indebtedness, liabilities, agreements, understandings, instruments, and contracts involving the same person or entity (including persons or entities Clinicor has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

          (F)  CONDUCT OF BUSINESS IN THE ORDINARY COURSE AND ABSENCE OF CERTAIN
               -----------------------------------------------------------------
     CHANGES AND EVENTS.
     ------------------

               (I) Except as contemplated by this Agreement since December 31, 1994, Clinicor has taken no action of the type referred to in
          Section 3.1 and there has not been any material adverse change in the financial condition, results of operations or businesses of Clinicor and there has not been any condition, event or development that is reasonably expected by Clinicor to result in a material adverse change in the financial condition, results of operations or business of Clinicor and that would be required to be disclosed in the Clinicor's Financial Statements or the notes thereto under generally accepted accounting principles.

          Clinicor is not a party to any collective bargaining agreement and believes that its relations with its employees are generally satisfactory. Since December 31, 1994, no significant labor dispute with any employees of Clinicor or union organizing effort has existed or, to the knowledge of Clinicor, is imminent or threatened.

               (II) Clinicor is not in violation of its charter or bylaws or in default in the performance of, and no event has occurred that, with notice or lapse of time or both, would constitute a default in the performance of, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment, order, judgment or decree to which Clinicor is a party or by which Clinicor or any of the assets or properties thereof is bound or encumbered.

          (G)  CERTAIN FEES.  Neither Clinicor nor any of its directors,
               ------------
     officers, employees, agents or representatives, on behalf of Clinicor or its board of directors, or any committee thereof, has employed any financial advisor, actuary, broker or finder or incurred any liability for any financial advisory, actuarial, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

          (H)  LITIGATION.  There are no claims, actions, suits, investigations
               ----------
     or proceedings pending or, to the knowledge of Clinicor, threatened against or affecting Clinicor or any of its assets or properties, at law or in equity, before or by any Federal, state, municipal or other governmental agency or authority, foreign or domestic, or before any arbitration board or panel, wherever located.

          (I)  EMPLOYEE BENEFIT PLANS.  There are no "employee pension benefit
               ----------------------
     plans", as defined in Section 3(2) of ERISA, maintained by Clinicor for the benefit of its employees.

          (J)  TAXES.
               -----

               (I) All Tax Returns of or relating to any Taxes heretofore required to be filed by Clinicor have been duly filed on a timely basis. To the best knowledge of all Clinicor Parties, all such Tax Returns were complete and accurate in all material respects. To the best knowledge of all Clinicor Parties, Clinicor has paid or made adequate provision for the payment of all Taxes.

               (II) As of the date of this Agreement there are no audits or administrative proceedings, court proceedings or claims pending against Clinicor with respect to any Taxes, no assessment, deficiency or adjustment has been asserted or, to the knowledge of Clinicor, proposed with respect to any Tax Return of or with respect to Clinicor and there are no liens for Taxes upon the assets or properties of Clinicor, except liens for Taxes not yet delinquent.

               (III) There are not in force any waivers or agreements arrangements or understandings by or with respect to Clinicor of or for an extension of time for the assessment or payment of any Taxes. Clinicor has not received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes that would have a continuing material adverse effect after the Closing Date. Clinicor is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Clinicor and, to the best knowledge of Clinicor, the IRS has not proposed any such adjustment or change in accounting method.

               (IV) Clinicor has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (K)  PATENTS AND OTHER INTANGIBLE RIGHTS.  To the best knowledge of
               -----------------------------------
     all Clinicor Parties, Clinicor has good title (without any unlawful misappropriation) to all patents, copyrights, tradenames and service marks covering Clinicor's existing technology and proprietary property rights, including but not limited to, any invention, trade secrets, or intellectual property rights (collectively the "Trade Secret Property Rights"), or adequate licenses and rights to use the Trade Secret Property Rights of others on terms deemed favorable by Clinicor, which are necessary for the conduct of the business of Clinicor as now conducted or proposed to be conducted. To the best of Clinicor's knowledge after due inquiry and investigation, the business of Clinicor does not infringe upon or conflict with the Trade Secret Property Rights of others in a manner which would materially or adversely affect the business of Clinicor as now conducted or proposed to be conducted. None of the Trade Secret Property Rights is subject to any mortgage, pledge, lien, charge, security interest or encumbrance or a lease or license (except for leases or licenses to or from Clinicor), or any claim or litigation proceedings alleging a violation of the rights of any third party. Clinicor has not granted exclusive rights to manufacture, assemble, sell or use any Trade Secret Property Rights and is not otherwise bound by any agreement which affects Clinicor's exclusive right to manufacture, sell or assemble its products or Trade Secret Property Rights. To the best knowledge of Clinicor after reasonable investigation and inquiry, no shareholder or employee of Clinicor is under any restriction, whether contractual, or by virtue of previous employment or otherwise, that would prevent him from performing his duties for Clinicor or prevent Clinicor from using the Trade Secret Property Rights. All patents, trademarks, copyright registrations and applications therefor of Clinicor are set forth in Schedule II. No employee or consultant of Clinicor is in violation of any term of any proprietary information or confidentiality agreement with Clinicor.

          (L)  BUSINESS PLAN.  Clinicor's business plan previously delivered to
               -------------
     Pegasus (the "Business Plan") was prepared in good faith by Clinicor and does not, to the best of Clinicor's knowledge, contain any untrue statement of a material fact, except that with respect to projections contained in the Business

     Plan, the projections are not deemed by Clinicor to be a valid or reliable indicators of Clinicor's future financial performance, and the Pegasus Parties should not and may not rely on such projections.

          (M)  BOOKS AND RECORDS.  The financial records and books of account of
               -----------------
     Clinicor are complete and correct, and have been maintained in accordance with good business practices and are fairly reflected in the Financial Statements. Copies of the minute books of Clinicor as delivered to counsel to Pegasus contain all minutes and other records of the board of directors (including committees of the board) and shareholders of Clinicor, are accurate records of all meetings and corporate action of the shareholders, the board of directors and all directors' committees of Clinicor since its formation, and correctly reflect all issuances of stock of any kind by Clinicor. The stock records of Clinicor accurately reflect all transfers of record ownership of said stock from the date of organization of Clinicor until the date hereof.

          (N)  DISCLOSURE.  Neither this Agreement, nor any of the schedules,
               ----------
     attachments, exhibits, written statements, documents, certificates or other materials prepared or supplied by Clinicor with respect to the transactions contemplated hereby contain any untrue statements of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading. The Clinicor Parties, jointly and severally, represent and warrant to their knowledge that there is no fact which Clinicor has not disclosed to the Pegasus Parties, in writing, which involves a claim or loss in excess of $5,000, individually, or in the aggregate, or which could reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of Clinicor.

          (O)  DISSENTING SHAREHOLDER RIGHTS.   No holders of outstanding shares
               -----------------------------
     of Clinicor Common Stock shall be, or have the right to become, entitled to dissenting shareholder/appraisal rights pursuant to Texas Law arising out of or in connection with this Merger.

III. COVENANTS OF CLINICOR

     3.1  CONDUCT OF BUSINESS BY CLINICOR PENDING THE MERGER.  Clinicor
          --------------------------------------------------
covenants and agrees with Pegasus that, with respect to Clinicor prior to the Effective Time, unless Pegasus shall otherwise agree in writing or as is otherwise expressly contemplated by this Agreement or set forth in Schedule III:

          (A) The business of Clinicor will be conducted only in, and Clinicor will not take any material action except in, the ordinary course of business and consistent with prior practices.

          (B)  Clinicor will not directly or indirectly do any of the following:
     (i) issue, sell, pledge, dispose of or encumber (A) any shares of capital stock of Clinicor, (B) any investment assets of Clinicor other than in the ordinary course of business consistent with prior practices or in transactions not in excess of

     $25,000 in the aggregate, or (C) any other assets or properties of Clinicor other than in the ordinary course of business and consistent with prior practices or in transactions not in excess of $25,000 in the aggregate;
     (ii) amend or propose to amend its charter or Bylaws; (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding;
     (iv) redeem, purchase or acquire or offer to acquire any of its capital stock; or (v) agree or commit to do any of the foregoing.

          (C)  Clinicor will not directly or indirectly do any of the following:
     (i) grant, issue, sell, pledge or dispose of any options, warrants or rights of any kind to acquire any shares of any class of capital stock of Clinicor or any securities that are convertible or exchangeable therefor;
     (ii) acquire (whether by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; (iii) incur any indebtedness for borrowed money or issue any debt securities; (iv) cancel any material debts or obligations owing to it; (v) liquidate or merge into or consolidate with any other corporation; or (vi) agree or commit to do any of the foregoing.

          (D) Clinicor will not enter into, amend in any material respect, terminate or waive any material right under any contract or agreement referred to in Clause (i) or (iii) of Section 2.2(e) or that would have been disclosed pursuant to such clause if such contract or agreement had been in effect as of the date hereof.

          (E) Clinicor will not enter into or amend any employment, consulting, separation or termination agreement, arrangement or understanding nor take any action with respect to the grant of any separation or termination pay or with respect to any increase of benefits payable under its separation or termination pay policies or agreements or arrangements in effect as of the date hereof; provided however, that this Section 3.1(e) shall not prohibit entering into employment agreements, arrangements or understandings to the extent permitted by Section 3.1(f) or payments by Clinicor in excess of those provided for under existing separation or termination pay policies if made in settlement of employment termination claims arising in the ordinary course and the amount of such payments is consistent with prior practices.

          (F) Clinicor will not (i) hire any new executive employee, (ii) hire any new management employee with annual compensation greater than $60,000,
     (iii) except for replacement in the ordinary course of business consistent with prior practices, hire any other new employee, (iv) except in the ordinary course of business consistent with prior practices, increase the compensation of any employee, or (v) adopt or amend (except to comply with applicable law) any bonus, profit sharing, compensation, stock option, pension, retirement, separation, deferred compensation or other employee benefit plan, agreement, trust fund or arrangement for the benefit or welfare of, any employee or former employee.

          (G) Clinicor will not make any capital expenditure or commitment for which it is not contractually bound at the date hereof except (i) necessary replacements in the ordinary course of business consistent with past practices, and (ii) other capital expenditures and commitments not to exceed $25,000 in the aggregate. All capital expenditures and commitments in excess of $25,000 for which Clinicor is contractually bound at the date hereof are disclosed in Schedule III.

          (H) Subject to the provisions hereof, Clinicor will use all reasonable efforts (i) to preserve intact the business organization of Clinicor, to maintain in effect any licenses, franchises, authorizations or similar rights material to the business of Clinicor, to keep available the services of its current officers and key employees and to preserve the goodwill of those having relationships with Clinicor, and (ii) to cooperate with Pegasus in jointly communicating with Clinicor's employees and independent contractors, regarding the Merger and continuing operations after consummation of the Merger.

     3.2  NO SOLICITATION OF ACQUISITION TRANSACTIONS.  Clinicor will not
          -------------------------------------------
directly or indirectly, through any director, officer, employee, agent, representative or otherwise, solicit, initiate or intentionally encourage submission of any inquiries, proposals or offers from any person or entity (other than Pegasus) relating to any merger, consolidation, share exchange, purchase or other acquisition of all or (other than in the ordinary course of business) any substantial portion of the assets of or any substantial equity interest in Clinicor or any business combination with Clinicor (collectively, an "Acquisition Transaction"), or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to Clinicor or afford access to the properties, books or records of Clinicor for the purposes of, or cooperate with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to seek or effect an Acquisition Transaction; provided however, that (a) Clinicor may furnish or cause to be furnished any information with respect to Clinicor and its business, properties or assets, or afford access to the properties, books or records of Clinicor to a third party, (b) Clinicor may cooperate with, assist or engage in discussions or negotiations with a third party with respect to an Acquisition Transaction but in each case referred to in Clauses (a) and (b) of this Section 3.2, only to the extent that the Clinicor Board shall determine (after consultation with outside counsel knowledgeable in corporate fiduciary matters) that such action is necessary in order for the Clinicor Board to act in accordance with its fiduciary obligations under applicable law. Clinicor will promptly notify Pegasus if any such inquiry, proposal or offer, or any contact with any person or entity with respect thereto, is made, describing to Pegasus the substance thereof.

IV.  COVENANTS OF PEGASUS

     4.1  CONDUCT OF BUSINESS BY PEGASUS PENDING THE MERGER.  Pegasus covenants
          -------------------------------------------------
and agrees with Clinicor that, with respect to Pegasus prior to the Effective Time, unless Clinicor shall otherwise agree in writing or as is otherwise expressly contemplated by this Agreement or as set forth in Schedule IV:

          (A) The businesses of Pegasus will be conducted only in, and Pegasus will not take any material action except in, the ordinary course of business and consistent with prior practices.

          (B)  Pegasus will not directly or indirectly do any of the following:
     (i) issue, sell, pledge, dispose of or encumber (A) any shares of capital stock of Pegasus, (B) any investment assets of Pegasus; (ii) amend or propose to amend its Articles of Incorporation or Bylaws; (iii) split, combine or reclassify any outstanding capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire any of their capital stock; or (v) agree or commit to do any of the foregoing.

          (C) Except as contemplated herein, Pegasus will not directly or indirectly do any of the following: (i) grant, issue, sell, pledge or dispose of any options, warrants or rights of any kind to acquire shares of capital stock of Pegasus or any securities that are convertible or exchangeable therefor; (ii) acquire (whether by way of merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; (iii) incur any indebtedness for borrowed money or issue any debt securities; (iv) cancel any material debts or obligations owing to it, except in connection with the settlement of policy claims; (v) liquidate or merge into or consolidate with any other corporation; or (vi) agree or commit to do any of the foregoing.

          (D) Subject to the provisions hereof, Pegasus will use all reasonable efforts (i) to preserve intact the business organization of Pegasus to maintain in effect any licenses, franchises, authorizations or similar rights material to the businesses of Pegasus and to preserve the goodwill of those having relationships with Pegasus and (ii) to cooperate with Clinicor in jointly communicating with Clinicor's employees and independent contractors, regarding the Merger and continuing operations after consummation of the Merger.

     4.2  RESERVATION OF PEGASUS CAPITAL STOCK.  Prior to the Effective Time,
          ------------------------------------
Pegasus shall reserve for issuance, out of its authorized but unissued capital stock, such number of shares of Pegasus Common Stock as may be issuable upon consummation of the Merger.

     4.3  CONTINUING DIRECTORS.  At the Effective Time, Pegasus will take such
          --------------------
action as may be necessary to appoint or elect Arthur Haag, Robert Sammis and Thomas O'Donnell to the Pegasus Board.

V.   MUTUAL COVENANTS

     5.1  EXPENSES.  Except as otherwise set forth on Schedule V, all cost and
          --------
expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

     5.2  ADDITIONAL AGREEMENTS.  In accordance with the terms and subject to
          ---------------------
the conditions hereof, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to fulfill the conditions and consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     5.3  NOTIFICATION OF CERTAIN MATTERS.  Clinicor will give prompt notice to
          -------------------------------
Pegasus, and Pegasus will give prompt notice to Clinicor, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (b) any material failure of Clinicor or Pegasus, or any director, officer, employee, agent or representative thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     5.4  AGREEMENT TO DEFEND.  In the event any claim, action, suit,
          -------------------
investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

     5.5  CONTINUED DISCLOSURE OBLIGATIONS.  After the Effective Time, the
          --------------------------------
Surviving Corporation shall be obligated to continue to provide and make publicly available the information identified in Rule 15(c)(2)(11) to meet the conditions imposed by Rule 144(c)(2) and Standard and Poor's and/or Moody's listing requirements for a period of at least three years after the Merger so as to permit the Surviving Corporation's eligible unrestricted stock to be traded over-the-counter on the NASD electronic bulletin board in accordance with SEC rules and regulations.

     5.6  AUTHORIZED DIRECTORS.  After the Effective Time, the authorized number
          --------------------
of Board members of the Surviving Corporation shall be three (3) with Arthur Haag, Robert Sammis and Thomas O'Donnell named as the three Directors, each to hold office for a two year term commencing on the Effective Date. The number of authorized directors shall not be increased or decreased without a consent of all of the directors. Each of Sammis and O'Donnell shall use their best efforts to insure compliance of this covenant by them and the Surviving Corporation.

     5.6  AUTHORIZED OFFICERS.  Effective as of the Effective Time, the officers
          -------------------
of Pegasus shall have resigned and the officers of Clinicor in office immediately prior to the Effective Time shall become the officers of the Surviving Corporation.

VI.  CONDITIONS

     6.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.  The
          ------------------------------------------------------------
respective obligations of each party hereto to effect the Merger and to consummate the other transactions contemplated hereby will be subject to the fulfillment at or prior to the Closing of the following conditions:

          (A) The Merger and this Agreement shall have been approved and adopted by the unanimous vote of the shareholders of Pegasus and the shareholders of Clinicor.

          (B) No order shall have been entered and remain in effect in any action or proceeding before any Federal or state court or governmental agency or other Federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Merger.

          (C) There shall have been obtained permits, consents and approvals of securities or "blue sky" commissions or agencies of any jurisdiction and of other governmental bodies or agencies that may reasonably be deemed necessary so that the consummation of the Merger and the other transactions contemplated hereby will be in compliance with applicable laws, and they shall not contain (i) any condition that, in the judgment of Pegasus reasonably exercised, would reasonably be expected to result in a material adverse change in the financial condition, results of operations or businesses of either Pegasus, or Clinicor or (ii) any condition that, in the judgment of Clinicor reasonably exercised, would reasonably be expected to result in a material adverse change in the financial condition, results of operations or businesses of Pegasus.

          (D) Prior to the Effective Time, Haag, Armstrong and Irawan Onggara shall have purchased in the aggregate 750,000 shares of Common Stock of Pegasus, at a purchase price of $1.00 per share in cash pursuant to Stock Purchase Agreements substantially in the form attached hereto as Exhibit 6.2(d).

          (E) The Surviving Corporation and Randy Haag shall have entered into an Investment Banking Rights Agreement in substantially the form attached hereto as Exhibit 6.2(e).

          (F) At the Effective Time, the Surviving Corporation shall have entered into a three year option agreement under the Pegasus Option Plan with each of Frank Ofner and Arthur Haag and shall have issued (i) options to Frank Ofner to purchase up to 25,000 shares of Common Stock of the Surviving Corporation at an exercise price of $0.10 per share, and (ii) options to Arthur Haag to purchase up to 25,000 shares of Common Stock of the Surviving Corporation at an exercise price of $0.10 per share.

          (G) At the Effective Time, the Surviving Corporation shall have issued to each of Sammis and O'Donnell 150,000 incentive stock options under the Pegasus Option Plan with an exercise price of $1.25 per share and a five (5) year term, subject to the following vesting conditions:
               (i) The first 100,000 stock options will vest 50,000 each to Messrs. Sammis and O'Donnell no earlier than one (1) year after the Closing if for the 1995 fiscal year the Surviving Corporation achieves sales of $5.0 million or $750,000 in pre-tax earnings;
               (ii) The next 50,000 options to each of Messrs. Sammis and O'Donnell will vest no earlier than January 1, 1998 if prior thereto for any rolling 12 month period the Surviving Corporation achieves $12 million in sales or $2 million in pre-tax earnings; and
               (iii) The final set of 50,000 options to each of Messrs. Sammis and O'Donnell will vest no earlier than January 1, 1999 if prior thereto for any rolling 12 month period the Surviving Corporation achieves $18 million in sales or $3 million in pre-tax earnings.

     Each of the above options may be exercisable by delivery of a three-year promissory note from Sammis and O'Donnell (as applicable) payable to the Surviving Corporation, with interest only payable annually at the rate required by the Internal Revenue Code to avoid the imputation of interest.

          (H) At the Effective Time, the Surviving Corporation shall have also entered into five year option agreements under the Pegasus Option Plan with certain existing shareholders of Clinicor for options to purchase an aggregate of 29,679 shares of Common Stock with an exercise price of $1.25. Such options shall vest in increments of 16,959, 8,481 and 4,239 shares upon the occurrence of each of the milestones/conditions set forth in Section (g) immediately above.

          (I) The Surviving Corporation and certain shareholders of Pegasus shall have entered into a Preemptive Rights Agreement in substantially the form attached hereto as Exhibit 6.1(i).

          (J) The Surviving Corporation and each of Robert Sammis and Thomas O'Donnell shall have entered into a Non-Compete Agreement in substantially the form attached hereto as Exhibit 6.1(j).

          (K) O'Donnell and Sammis shall have entered into a Proprietary Information and Inventions Agreement with the Surviving Corporation in substantially the form attached hereto as Exhibit 6.1(k).

     6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF PEGASUS.  The obligations of
          -----------------------------------------------
Pegasus to effect the Merger and to consummate the other transactions contemplated hereby are, at the option of Pegasus, also subject to the fulfillment at or prior to the Closing of the following conditions:

          (A)  The representations and warranties of Clinicor contained in
     Section 2.2 shall be accurate in all material respects as of the date of this Agreement, and there shall be no inaccuracy in any such representations and warranties as of the Closing Date except to the extent that any such inaccuracy individually or in the aggregate does not constitute a material adverse change in the financial condition, results of operations or businesses of Clinicor; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Clinicor at or before the Closing shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of Clinicor shall have been delivered to Pegasus.

          (B) Since the date of this Agreement, no material adverse change in the financial condition, results of operations or businesses of Clinicor shall have occurred and a certificate to such effect dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of Clinicor shall have been delivered to Pegasus.

          (C) Holders of shares of Clinicor Common Stock shall not have dissenters' rights with respect to the Merger or the other transactions contemplated hereby, as provided in Section 5.11 of the Texas Law.

          (D) Pegasus shall have received a written opinion of counsel to Clinicor, dated as of the Closing Date, substantially to the effect set forth in Exhibit 6.2(d) hereto.

     6.3  ADDITIONAL CONDITIONS TO OBLIGATIONS OF CLINICOR.  The obligations of
          ------------------------------------------------
Clinicor to effect the Merger and consummate the other transactions contemplated hereby are, at the option of Clinicor, also subject to the fulfillment at or prior to the Closing of the following conditions:

          (A)  The representations and warranties of Pegasus contained in
     Section 2.1 shall be accurate in all material respects as of the date of this Agreement, and there shall be no inaccuracy in any such representations and warranties as of the Closing Date except to the extent that any such inaccuracy individually or in the aggregate does not constitute a material adverse change in the financial condition, results of operations or businesses of Pegasus; all of the terms, covenants and conditions of this Agreement to be complied with and performed by Pegasus at or before the Closing shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of Pegasus shall have been delivered to Clinicor.

          (B) Since the date of this Agreement, no material adverse change in the financial condition, results of operations or businesses of Pegasus shall have occurred, and a certificate to such effect dated as of the Closing Date and signed by the Chief Executive Officer or Chief Financial Officer of Pegasus shall have been delivered to Clinicor.

          (C) Pegasus shall have taken such action as may be necessary to appoint or elect to the Pegasus Board the Arthur Haag, Robert Sammis and Thomas O'Donnell as contemplated by Section 4.10.

          (D) Clinicor shall have received a written opinion of counsel to Pegasus, dated as of the Closing Date, substantially to the effect set forth in Exhibit 6.3(d) hereto.

VII. MISCELLANEOUS

     7.1  WAIVER AND AMENDMENT.  Any provision of this Agreement may be waived
          --------------------
at any time by the party that is, or whose shareholders or shareholders are, entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto; provided however, that after this Agreement has been approved and adopted by the shareholders of Pegasus and the shareholders of Clinicor this Agreement may be amended only as may be permitted by applicable provisions of the Nevada Law and the Texas Law.

     7.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The representations and
          ------------------------------------------
warranties in this Agreement shall survive the consummation of the Merger.

     7.3  PUBLIC STATEMENTS.  Pegasus and Clinicor agree to consult with each
          -----------------
other prior to issuing any press release or otherwise making any public statement or disclosure with respect to the transactions contemplated hereby, and neither will issue any such press release or make any such public statement or disclosure prior to such consultation, except as may be required by law or applicable stock exchange policy.

     7.4  KNOWLEDGE.  All references in this Agreement to knowledge of a
          ---------
corporation shall be deemed to mean knowledge of any one or more of its executive officers.

     7.5  ASSIGNMENT.  This Agreement will not be assignable by the parties
          ----------
hereto.

     7.6  NOTICES.  All notices, requests, claims, demands and other
          -------
communications hereunder will be in writing and will be given (and will be deemed to have been duly received if so given) by delivery by cable, telegram, telex, telecopy or by registered or certified mail, postage prepaid, return receipt requested, to the respective parties as follows:

     if to Pegasus:

          PEGASUS TAX AND FINANCIAL
          PLANNING SERVICES, INC.
          11747 Quail Creek Drive
          Houston, TX

          Telephone Number:
          Telecopy Number:  (713) 320-9035

               with copy to:
          Donald C. Reinke, Esq.
          Pezzola & Reinke
          1999 Harrison Street, Suite 1300
          Oakland, CA  94612

          Telephone Number: 510/839-1350
          Telecopy Number: 510/834-7440

     and if to Clinicor:

          Clinicor Corporation
          307 Camp Craft Road, Suite 200
          Austin, TX  78746

          Telephone Number: 512/327-7524
          Telecopy Number: 512/327-8226

               with copy to:

          Karen Bartoletti, Esq.
          Graves, Dougherty, Hearon & Moody
          515 Congress Avenue, Suite 2300
          Austin, TX 78701
          Telephone Number: 512/480-5612

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     7.7  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT TO THE EXTENT THE INTERNAL CORPORATE AFFAIRS OF PEGASUS OR THE SURVIVING CORPORATION ARE GOVERNED BY THE LAWS OF THE STATE OF NEVADA.

     7.8  SEVERABILITY.  If any term, provision, covenant, agreement or
          ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

     7.9  COUNTERPARTS.  This Agreement may be executed in counterparts, each of
          ------------
which will be an original, but all of which together will constitute one and the same agreement.

     7.10 HEADINGS.  The section headings herein are for convenience only and
          --------
will not affect the construction hereof.

     7.11 ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes all other prior agreements and understandings, both oral and written, between the parties relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, Pegasus has caused this Agreement to be signed by its Chairman or its President or a Vice President and attested by its Secretary or an Assistant Secretary, and Clinicor has caused this Agreement to be signed by its Chairman or its President or a Vice President and attested by its Secretary or an Assistant Secretary, all as of the date first above written.

     7.8  SEVERABILITY.  If any term, provision, covenant, agreement or
          ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Agreement will continue in full force and effect and will in no way be affected, impaired or invalidated.

     7.9  COUNTERPARTS.  This Agreement may be executed in counterparts, each of
          ------------
which will be an original, but all of which together will constitute one and the same agreement.

     7.10 HEADINGS.  The section headings herein are for convenience only and
          --------
will not affect the construction hereof.

     7.11 ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and supersedes all other prior agreements and understandings, both oral and written, between the parties relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, Pegasus has caused this Agreement to be signed by its Chairman or its President or a Vice President and attested by its Secretary or an Assistant Secretary, and Clinicor has caused this Agreement to be signed by its Chairman or its President or a Vice President and attested by its Secretary or an Assistant Secretary, all as of the date first above written.

PEGASUS TAX AND FINANCIAL           CLINICOR, INC.
SERVICES, INC.                      A TEXAS CORORATION
A NEVADA CORPORATION


by /s/ Arthur P. Haag               by /s/ Thomas P. O'Donnell
  ------------------------            ----------------------------
 (Signature)                          (Signature)

ARTHUR P. HAAG, PRESIDENT           THOMAS P. O'DONNELL, PRESIDENT
--------------------------          ------------------------------
(Print Name & Title)                (Print Name & Title)

/s/ Randolph Haag                   /s/ Thomas P. O'Donnell
--------------------------          ------------------------------
RANDOLPH HAAG                       THOMAS P. O'DONNELL

                                    1918.B Holly Hill Drive
--------------------------          ------------------------------
                                      Austin TX 78746
--------------------------          ------------------------------
(Address)                           (Address)

/s/ Russell Armstrong               /s/ Robert S. Sammis
--------------------------          ------------------------------
RUSSELL ARMSTRONG                   ROBERT S. SAMMIS

9454 Wilshire Blvd., 6th Floor      3709 Gilbert
--------------------------          ------------------------------
Beverly Hills, CA 90212             Austin, Tx 78703
--------------------------          ------------------------------
(Address)                           (Address)

                        Exhibits and Schedules Omitted